Exhibit 10.84

PLEDGE AGREEMENT

This Pledge Agreement (this “Agreement”), effective as of May 30, 2003, is entered into by and between Prospect Medical Group, Inc., a California professional corporation (“Secured Party”) and Jacob Y. Terner, M.D.  (“Pledgor”), in light of the following facts:

R E C I T A L S

A.                                   Prospect Medical Holdings, Inc., a Delaware corporation (“PMH”) is indebteded to Secured Party for all amounts reflected as an inter-company receivable on the records of Secured Party and an inter-company payable on the records of PMH (“Inter-Company Debt”).

B.                                     Effective, September 30, 2001, Secured Party demanded a continuing guaranty of that amount of the Inter-Company Debt which is required to provide Secured Party with a positive net tangible equity (the “TNE Guaranteed Amount”).  The TNE Guaranteed Amount is derived by deducting the then net worth of SECURED PARTY from the Inter-Company Debt.  For the fiscal year ended September 30, 2001, the Inter-Company Debt was $10,086,609 and the TNE Guaranteed Amount was $4,250,000.  For the fiscal year ended September 30, 2002, the TNE Guaranteed Amount had been reduced to $3,616,400.

C.                                     A continuing guaranty (“Original Continuing Guaranty”), and a pledge of collateral satisfactory to Secured Party to secure performance of the Original Continuing Guaranty, was provided by Foothill City Center, Ltd., a California limited partnership (the “Partnership”), effective, September 30, 2001, an entity in which Pledgor had, and continues to have, a substantial ownership interest, consisting of a .10% general partnership interest and a 60.517% limited partnership interest.

D.                                    Pledgor is President, Chief Executive Officer and sole shareholder of Secured Party, and the Chief Executive Officer of PMH, and has, effective May 30, 2003, executed a continuing guaranty of the TNE Guaranteed Amount (the “Continuing Guaranty”) pursuant to which Pledgor becomes the guarantor of the TNE Guaranteed Amount in replacement of the Partnership effective May 30, 2003.

E.                                      In addition to the substitution of Pledgor as guarantor in replacement of the Partnership, the Continuing Guaranty reflects the substitution of collateral from a security interest (deed of trust) in real property located in San Bernardino County owned by the Partnership and pledged by the Partnership to secure its obligations under the Original Continuing Guaranty (the “Real Property”) to, due to the sale this date of the Real Property and the receipt by the Partnership of a promissory note secured by a deed of trust on the Real Property in the amount of $7,300,000 (the “CarryBack Note and Deed of Trust”), a pledge of distributions received by or owning to Pledgor based on its 60.517% limited partnership interest from the Partnership of amounts received on the CarryBack Note and Deed of Trust.

D.                                    The parties desire to provide for the pledge of the collateral described herein as security for Pledgor’s obligations under the Continuing Guaranty.

NOW, THEREFORE, in consideration of the foregoing facts the parties hereto agree as follows:

1.                                       Pledge, Appointment of Agent.   Pledgor hereby pledges to Secured Party, and hereby grants a continuing security interest to Secured Party in, all right, title, and interest of Pledgor, to distributions received or owing to Pledgor based on its 60.517% limited partnership interest from the Partnership of amounts received under that Promissory Note dated May 30, 2003, in the amount of $7,300,000 reflecting Michael and Kathleen Cobb, as Maker, and the Partnership, as Holder (the “Promissory Note”) including amounts received as a result of any foreclosure or other recovery from the security for such Promissory Note consisting of that Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing which recorded in the Official Records of the County of San Bernardino on May 30, 2003 as Instrument No. 2003-036539 covering the real property described as Parcel 3 of Parcel Map No. 9612 in the City of Rancho Cucamonga, County of San Bernardino, State of California, as per plat recorded in Book 105 of Parcel Maps, Page 14, in the Office of the County Recorder of said County (the “Collateral”).

2.                                       Obligations Secured.  This Agreement secures, and the Collateral is collateral security for, the performance of all obligations of the Pledgor pursuant to the provisions of the Continuing Guaranty, whether such obligations are absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with the Continuing Guaranty (collectively, the “Obligations”).

3.                                       Representations and Warranties Regarding the Collateral.  Pledgor hereby represents and warrants to Secured Party as follows:

(a)                                  Pledgor has, and will have, during the term of this Agreement, title to the Collateral, free and clear of all liens, encumbrances and other security interests except such liens, encumbrances and other security interests (“Permitted Liens”) as (i) arise under this Agreement or (ii) are disclosed in writing and approved by Secured Party.

(b)                                 Pledgor is the sole legal and beneficial owner of the Collateral and has full power to convey such Collateral.

(c)                                  Pledgor has not:  (i) made any assignment for the benefit of creditors, (ii) applied for or consented to the appointment of a receiver or trustee for his affairs or (iii) been the subject of any voluntary or involuntary bankruptcy, insolvency, reorganization or liquidation proceeding.

(d)                                 This Agreement constitutes the legal, valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms.

(e)                                  The execution, delivery and performance of this Agreement by Pledgor, the compliance by Pledgor with the terms and provisions hereof, and the consummation by Pledgor of the transactions described herein, do not and will not conflict with, or result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any agreement, commitment, loan agreement, note, contract, lease, indenture or understanding to which Pledgor is a party or by which he is bound (including the partnership agreement with the Partnership dated March 29, 1993 (the “Partnership Agreement”)) or to which the Collateral is subject, and will not result in the creation of any lien or encumbrance upon such Collateral other than as provided for herein.

(f)                                    The Partnership Agreement has not been amended since the March 29, 1993 agreement and is in full force and effect.

(g)                                 This Agreement creates a valid security interest in the Collateral purported to be pledged and assigned by Pledgor hereunder securing the payment of the Obligations.

4.                                       Events of Default.  An “Event of Default” under this Agreement will be deemed to have occurred upon:

(a)                                  The occurrence of a breach by the Pledgor of its obligations or covenants under the Continuing Guaranty;

(b)                                 Pledgor (i) becomes insolvent or admits in writing Pledgor’s inability to pay Pledgor’s debts as they mature, (ii) makes any assignment for the benefit of creditors, or (iii) applies for or consents to the appointment of a receiver or trustee for Pledgor for a substantial part of Pledgor’s property or business, or a receiver or trustee otherwise is appointed and is not discharged within thirty (30) days after such appointment;

(c)                                  Any attachment of the Collateral (by virtue of a judicial order, self-help or otherwise) is placed against any of the Collateral) or a writ of execution or other judicial order is served against any of the Collateral;

(d)                                 Any of Pledgor’s representations or warranties made herein or in any other agreement or statement or certificate at any time given by Pledgor pursuant hereto or in connection herewith is false or misleading in any material respect;

(e)                                  Any bankruptcy, insolvency, reorganization or liquidation proceeding or other proceeding for relief under any bankruptcy law or any law for the relief of debtors is instituted by or against Pledgor, which proceeding is not dismissed within thirty (30) days after initiation thereof; or

(f)                                    Any money judgment, writ or warrant of attachment, or similar process (singly or, if more than one, cumulatively in excess of $50,000) is entered or filed against Pledgor or any of the assets of Pledgor and (i) remains unvacated, unbonded, unstayed, undismissed or undischarged for a period of thirty (30) days or in any event later than five (5) days before the date of any proposed sale thereunder, or (ii) Pledgor has not appealed the same in good faith to Secured Party’s satisfaction.

Upon the occurrence of an Event of Default hereunder, in addition to all the other rights and remedies of Secured Party hereunder or under applicable law or otherwise, Secured Party, may, at its option declare any or all of the Obligations to be immediately due and payable.  In addition, without limiting the generality of the foregoing, Secured Party may, upon or at any time after the occurrence of an Event of Default, at its option, direct the Partnership to make payments of the amounts constituting the Collateral directly to the Secured Party.

5.                                       Distributions.  So long as no default shall occur and be continuing under the Continuing Guaranty and this Agreement, Pledgor shall be entitled to receive free and clear of the interest of the Secured Party granted under this Agreement all payments and other distributions receivable by Pledgor from the Partnership pertaining to the Collateral, and shall be entitled to exercise any and all management, voting and other partnership rights pertaining to the Collateral for any purpose not inconsistent with the terms of this Agreement or the Continuing Guaranty; provided, however, that Pledgor shall exercise, or refrain from exercising, any such right if such action or inaction would have a material adverse effect on the attachment, perfection, creation or priority of the security interest in the Collateral or any part thereof as herein granted.

6.                                       Pledgor Remains Liable. Anything herein to the contrary notwithstanding, (a) Pledgor shall remain liable under the Partnership Agreement and the other contracts and agreements included in the Collateral to the extent set forth therein to perform all of his duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Secured Party of any of the rights hereunder shall not release Pledgor from any of his duties or obligations under the contracts and agreements included in the Collateral and (c) the Secured Party shall not have any obligation or liability under the contracts and agreements included in the Collateral or otherwise by reason of this Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of Pledgor thereunder or to take any action to collect or enforce any claim assigned hereunder.

7.                                       Records.  Pledgor shall keep his records concerning the Collateral and original copies of the Partnership Agreement and of all other chattel paper which evidence the Collateral, at his address specified in Section 18 hereof. Pledgor will hold and preserve such records and will permit representatives of the Secured Party at any time, upon reasonable prior notice, during normal business hours to inspect and make abstracts from such records.

8.                                       As to the Partnership Agreement. (a) Pledgor shall at his expense perform and observe all the terms and provisions to be performed or observed by him under the Partnership Agreement, maintain the Partnership Agreement in full force and effect, enforce the Partnership Agreement in accordance with its terms, and take all such action to such end as may be from time to time reasonably requested by the Secured Party to preserve the Collateral.

(b)                                 Pledgor shall not, without the consent of the Secured Party:

(i)                                     cancel or terminate the Partnership Agreement or consent to or accept any cancellation or termination thereof;

(ii)                                  amend or otherwise modify in a material respect the Partnership Agreement; or

(iii)                               waive any material default under or material breach of the Partnership Agreement.

9.                                       Secured Party. Pledgor hereby appoints the Secured Party as Pledgor’s attorney in fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in the Secured Party’s discretion at any time that a default under the Continuing Guaranty or this Agreement shall have occurred and be continuing and not cured within the applicable cure period, to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to ask, demand, collect, sue for, recover, compound, receive and give acceptance and receipts for moneys due and to become due under or in connection with the Collateral, to receive, indorse, and collect any drafts or other instruments, documents and chattel paper in connection therewith, and to file any claims or financing statements under the Uniform Commercial Code or otherwise or take any action or institute any proceedings which the Secured Party may deem to be necessary or desirable for the collection thereof. Such appointment is coupled with an interest and is irrevocable.  Pledgor authorizes the Secured Party to file one or more financing statements under the Uniform Commercial Code to perfect the interests granted herein.

10.                                 Secured Party May Perform. If Pledgor fails to perform any agreement contained herein, the Secured Party may itself perform, or cause performance of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be payable by Pledgor under Section 16(b).

11.                                 Secured Party’s Duties. The powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral and no such duties shall be implied as arising hereunder.

12.                                 Remedies. Upon the occurrence of a default under the Continuing Guaranty or this Agreement, which default has not been cured after 10 days notice thereof to Pledgor, one or more of the following remedies may be applied, which application is at the discretion of the Secured Party:

(a)                                  All rights of Pledgor to receive the distributions which he would otherwise be authorized to receive and retain pursuant to under Section 5 shall become exercisable by the Secured Party who shall thereupon have the sole right to receive and hold as Collateral such distributions unless and until such default ceases to exist.

(b)                                 All distributions which are received by Pledgor contrary to the provisions of clause (a), above, shall be received in trust for the benefit of the Secured Party, shall be segregated from other funds of Pledgor and shall be forthwith paid over to the Secured Party as Collateral in the same form as so received (with any necessary endorsement) for application to the Obligations.

(c)                                  All payments made under or in connection with, or proceeds realized from, the Partnership, or otherwise in respect of the Collateral and received by the Secured Party shall be applied in whole or in part by the Secured Party against the Obligations.

(d)                                 The Secured Party may exercise any one or more of the rights and remedies available under the California Uniform Commercial Code and other applicable law in any order determined by Secured Party in its discretion consistent with the requirements of this Agreement and such applicable law.

13.                                 Remedies Cumulative.  The rights, powers and remedies herein or in the Continuing Guaranty expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Secured Party would otherwise have.

14.                                 Discontinuance of Proceedings. In case the Secured Party shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale or otherwise, and such proceeding shall have been discontinued or abandoned for any reason, then and in every such case Pledgor, the Secured Party shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Secured Party shall continue as if no such proceeding had been instituted.

15.                                 Indemnity and Expenses.

(a)                                  Pledgor agrees to indemnify and hold harmless the Secured Party from and against any and all claims, losses and liabilities arising out of or resulting from the Collateral or Pledgor’s pledge and assignment under this Agreement (including, without limitation, enforcement against Pledgor of this Agreement), except claims, losses or liabilities resulting from the Secured Party’s negligence or willful misconduct.

(b)                                 Pledgor will upon demand pay to the Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Secured Party may incur in connection with (i) the sale of, collection from, or other realization upon, any of the Collateral of Pledgor, (ii) the exercise or enforcement (whether through negotiations, legal proceedings or otherwise) of any of the rights of the Secured Party hereunder against Pledgor or (iii) the failure by Pledgor to perform or observe any of the provisions hereof.

16.                                 Security Interest Absolute. All rights of the Secured Party and the assignment, hypothecation and security interest hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional, to the extent permitted by applicable law.

17.                                 Amendment; Waiver. No amendment or waiver of any provision of this Agreement shall be effective unless the same shall be undertaken and accomplished in accordance with the requirements of the Continuing Guaranty. No delay on the part of the Secured Party in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial waiver by such Secured Party of any right, power or remedy preclude any further exercise thereof, or the exercise of any other right, power or remedy.

18.                                 Addresses for Notices. All notices, requests and other communications to Pledgor or the Secured Party shall be in writing (including telecopy or similar teletransmission or writing) and shall be given, in the case of Pledgor to his address at 205 Chautaugua Boulevard, Pacific Palisades, CA 90272, and in the case of the Secured Party, at its principal place of business located at 1920 East 17th Street Suite 200, Santa Ana, California 92705 or such other address or telecopy number as each party may hereafter specify by notice to such other party. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified on the signature page hereof and receipt thereof is confirmed in writing, or (ii) if given by any other means (including, without limitation, by air courier), when delivered at the address specified herein.

19.                                 Continuing Assignment, Pledge and Security Interest.  This Agreement shall create a continuing pledge, assignment of, hypothecation of and security interest in the Collateral and shall (i) remain in full force and effect until the earlier of (A) the Obligations are paid in full, or (B) Secured Party has a positive tangible net equity, (ii) be binding upon Pledgor, his successors and assigns, provided, that Pledgor may not transfer or assign any or all of his rights or obligations hereunder without the prior written consent of the Secured Party, and (iii) inure to the benefit of, and be enforceable by, the Secured Party, and its successors, transferees and assigns.  Upon the payment in full of the Obligations, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Pledgor, subject to the provisions for prior release of the Collateral as provided in (i)(B) above.  Upon any such termination, the Secured Party will, at Pledgor’s expense, execute and deliver to Pledgor such documents including UCC termination statements as Pledgor shall reasonably request to evidence such termination.

20.                                 Severability. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of any provision in any other jurisdiction.

SECTION 21. GOVERNING LAW; TERMS. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, EXCEPT TO THE EXTENT THAT THE LAWS OF ANOTHER JURISDICTION ARE MANDATORILY APPLICABLE AND EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF CALIFORNIA. UNLESS OTHERWISE DEFINED HEREIN OR IN THE LOAN DOCUMENTS, TERMS USED IN ARTICLE 9 OF THE CALIFORNIA UCC ARE USED HEREIN AS THEREIN DEFINED. ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE PLEDGOR AND THE SECURED PARTY IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF CALIFORNIA.

22.                                 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

23.                                 Representation by Counsel.  Pledgor acknowledges that he has been advised, and has had ample opportunity, to obtain his own independent counsel in order to review with him the legal consequences and implications of entering into this Agreement.

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IN WITNESS WHEREOF, this Pledge Agreement is effective the day and year first above written.

SECURED PARTY

PROSPECT MEDICAL GROUP, INC.

By:	/s/ R. Stewart Kahn
R. Stewart Kahn
Secretary

PLEDGOR

By:	/s/ Jacob Y. Terner, M.D.
Jacob Y. Terner, M.D.